Exhibit 10.86

AMENDMENT NO. 1 TO
PLACEMENT AGENCY AGREEMENT

This Amendment No 1. to the  Placement Agency Agreement (the “Agreement”), dated December 30, 2003, entered into by and between Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), and Spencer Trask Ventures, a Delaware corporation (the “Placement Agent”), as follows (unless the context otherwise requires, as used herein, the “Company” refers to Prospect Medical Holdings, Inc., and its subsidiaries, and Prospect Medical Group and its subsidiaries, and as finally constituted giving effect to the merger and acquisition transactions contemplated by the Offering (as hereafter defined)):

W I T N E S S E T H:

WHEREAS, pursuant to that certain Placement Agency Agreement by and between the Company and the Placement Agent dated November 1, 2003 (the “Placement Agency Agreement”), the Company is offering (the “Offering”) for sale through the Placement Agent and its selected dealers, as exclusive agent for the Company, a minimum of 69 units (the “Minimum Amount”) and a maximum of 104 units (the “Units”), plus up to an additional 31 Units to cover over subscriptions, if any, in the sole discretion of the Placement Agent, consisting of 20,000 shares (the “Shares”) at $5.50 per share of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).

WHEREAS, the Company and the Placement Agent desire to amend the terms of the Placement Agency Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained, it is agreed as follows:

1.                                       Amendments to Placement Agency Agreement.

The Placement Agency Agreement is hereby amended as follows:

(a)                                  Section 6(i) of the Placement Agency Agreement is hereby deleted in its entirety and replaced with the following:

(i)                                     On or prior to the First Closing, the Company, the Principal Stockholders and those management stockholders listed on Schedule A attached hereto (the “Stockholders”) shall have entered into a Stockholders’ Agreement substantially in the form of Annex B to the Memorandum (the “Stockholders’ Agreement”), pursuant to which the Principal Stockholders and the Stockholders shall agree not to sell, transfer or otherwise dispose of any of the Company’s securities beneficially owned by them or issuable to them pursuant to the exercise of options, warrants or conversion of other securities without the Placement Agent’s prior written consent, until 90 days following the effective date of the registration statement on Form S-1 (or such other applicable registration statement) covering the public sale of shares of common stock issued or issuable upon conversion of the Series A Preferred Stock, except that such persons may make transfers to (i) a parent, spouse, sibling or descendent, or to a trust for the benefit of any of the foregoing persons and (ii) in accordance with the provisions set forth in the Stockholders Agreement, as of the date of the First Closing, among the Company, the Placement Agent, the Principal Stockholders and the Stockholders, the investors in the Offering; provided, however, that such transfers shall be subject to this Section 6(i) and that the Placement Agent may require that any such permitted transfer be made subject to a voting agreement pursuant to which the transferring stockholder retains the right to vote all transferred shares for up to two (2) years from the First Closing.

(b)                                 The following covenant shall be added as Section 5(p) to the Placement Agency Agreement:

(p)                                 The Company shall use its best efforts to cause those certain stockholders, option holders and warrant holders listed in Schedule B attached hereto to execute that certain lock-up letter between each of them and the Placement Agent in substantially the form attached hereto as Exhibit A.

2.                                       Full Force and Effect.

Except as specifically amended hereby, all of the terms and provisions of the Placement Agency Agreement shall remain in full force and effect.

3.                                       Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

2

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

Very truly yours,

PROSPECT MEDICAL HOLDINGS, INC.

By:

Name:	R. Stewart Kahn
Title:	Executive Vice President

Accepted and agreed to as of this
30th day of December, 2003.

SPENCER TRASK VENTURES, INC.

By:

Name: William P. Dioguardi

Title: President

3

Schedule B

Name	Shares	Warrant & Option Shares	Totals
Abrams, Emanuel	56,057.0	0.0	56,057.0
Amir, Paul & Michal	561,394.0	72,816.0	634,210.0
Arulanantham, Karunyan	342,817.0	126,285.0	469,102.0
Bell, Carol	40,041.0	0.0	40,041.0
Dickson, Catherine	0.0	65,500.0	65,500.0
Dutton, Theodore	112,444.0	29,127.0	141,571.0
Frisch, David	27,380.0	20,000.0	47,380.0
Goldenberg, Irwin	96,263.0	14,563.5	110,826.5
Goldstein, Robert	220,344.0	14,563.5	234,907.5
Hodges, Linda	0.0	100,000.0	100,000.0
Jayakumar, Jay	68,092.0	45,782.5	113,874.5
Kahn, Stewart	25,000.0	102,500.0	127,500.0
Levine, Howard	5,000.0	65,000.0	70,000.0
Levinsohn, David	208,211.0	110,000.0	318,211.0
Lipper, Arthur	11,680.0	20,000.0	31,680.0
Maloof, Thomas and John	101,211.0	7,282.5	108,493.5
Miller & Holguin	277,350.0	105,469.5	382,819.5
Miller, Marty	0.0	25,000.0	25,000.0
Moorthy, Sinnadurai & CSM Trust	302,363.0	87,377.0	389,740.0
Nishimoto, Jo Ann	0.0	20,000.0	20,000.0
Reich, Melvin	0.0	21,099.0	21,099.0
Schwartz, Kenneth	20,000.0	50,000.0	70,000.0
Sherman Oaks Health System	30,360.0	0.0	30,360.0
Simmons; Frederick	192,525.0	29,127.0	221,652.0
Spencer Trask Venture Investment Partners	100,000.0	559,409.0	659,409.0
Stephens, Roger	4,855.0	4,369.5	9,224.5
Tashjian, Larry & Tashjian Trust	136,222.0	7,282.5	143,504.5
Terner, Jacob Y.	372,702.0	1,137,816.0	1,510,518.0
Terner, Michael	0.0	30,000.0	30,000.0
Vigil, Donna	0.0	90,000.0	90,000.0
Vogel, Rachel Terner	40,041.0	0.0	40,041.0
TOTALS	3,352,352.0	2,960,369.5	6,312,721.5

Exhibit A

SPENCER TRASK VENTURES, INC.

535 Madison Avenue

New York, New York 10022

[ADDRESS OF STOCKHOLDER]

Dear Sir or Madam:

This letter is being delivered to you in connection with that certain private offering (the “Offering”) of up to 104 units (the “Units”), plus an additional 31 Units to cover over-subscriptions, if any, consisting of 20,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of Prospect Medical Holdings, Inc. (the “Company”), pursuant to that certain Confidential Private Placement Memorandum, dated November 1, 2003 (the “Memorandum”), for which Spencer Trask Ventures, Inc. is acting as the placement agent (the “Placement Agent”).

In connection with the Offering, you hereby agree not to Transfer (as hereafter defined) any shares of the Company’s common stock and/or any securities (including, without limitation, options and warrants) of the Company convertible into or exercisable or exchangeable for any shares of the Company’s common stock without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, until ninety (90) days following the effective date of that certain registration statement on Form S-1 (or such other applicable registration statement) covering the public sale of shares of common stock issued or issuable upon conversion of the Series A Preferred Stock, as contemplated in that certain Registration Rights Agreement among the Company and investors in the Offering contemplated by the Memorandum.

For purposes of this letter, “Transfer” shall mean any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, gift, donation, assignment, pledge, hypothecation, delivery or other disposition of shares of the company’s common stock and any other securities of the Company issued in exchange for, upon conversion or in substitution of, or otherwise in respect of such shares (“Equity Securities”), but shall not include any redemption or repurchase of Equity Securities by the Company.

Yours very truly,

SPENCER TRASK VENTURES, INC.

By:
Name:
Title:

AGREED AND ACCEPTED:

[NAME OF STOCKHOLDER]
Dated: December , 2003